                                Exhibit 99.01

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY ANY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(SUBJECT TO COMPLETION, ISSUED          ,     )
                               ------ --  ----

PROSPECTUS SUPPLEMENT

(To Prospectus Dated             ,     )
                     ------------  ----

                                         Preferred Securities
                              ----------

                                  Southwest Gas Capital I
____%  Trust Originated Preferred Securities(sm) ("TOPrS(sm)")
             (Liquidation amount $25 per Preferred Security) guaranteed to the extent set forth herein by

                            SOUTHWEST GAS CORPORATION

                              --------------------

         The _____% Trust Originated Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Southwest Gas Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Southwest Gas Corporation, a California corporation (the "Company"), will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common

Securities and investing the proceeds thereof in an equivalent amount of ____% Subordinated Deferrable Interest Notes due ____ [30 years after issuance]
(the "Subordinated Debt Securities") of the Company. Upon an event of a default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

                                                        (continued on next page)

                           ---------------------------

         See "Risk Factors" commencing on page ___ hereof for certain information relevant to an investment in the Preferred Securities, including the period and circumstances during and under which payments of distributions on the Preferred Securities may be deferred and the related United States federal income tax consequences of such deferral.

         The Preferred Securities have been approved for listing upon notice of issuance on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                            Proceeds to the
                                               Initial Public         Underwriting               Trust
                                             Offering Price (1)      Commission (2)             (3) (4)
 Per Preferred Security  . . . . . . .             $25.00                  (3)                  $25.00
 Total(5)  . . . . . . . . . . . . . .          $____________              (3)               $____________

(1)      Plus accrued distributions, if any, from the date of initial issuance.

(2) The Trust and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Because the proceeds of the sale of the Preferred Securities will be used to purchase Subordinated Debt Securities, the Company has agreed, in the Underwriting Agreement, to pay to the Underwriters as compensation ("Underwriters' Compensation") for their services $____ per Preferred Security (or $____________ in the aggregate); provided, that such compensation for sales of 10,000 or more Preferred Securities to a single purchaser will be $______ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

(4) Expenses of the offering, which are payable by the Company, are estimated to be $____________.

(5) The Trust and the Company have granted the Underwriters an option for 30 days to purchase up to an additional _______ Preferred Securities at the initial public offering price per Preferred Security solely to cover over-allotments, if any. The Company will pay to the Underwriters, as Underwriters' Compensation, the commission set forth in Note 3 for any Preferred Security purchased pursuant to this option. If such option is exercised in full, the total initial public offering price, full Underwriters' Compensation, and proceeds to the Trust will be $__________, $___________, and $__________, respectively. See
         "Underwriting".

         The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about
__________, ____.
                              --------------------

                               Merrill Lynch & Co.

                          [Other Underwriters to come]

                              --------------------

         The date of this Prospectus Supplement is ____________, ___.

           (sm)"Trust Originated Preferred Securities" and "TOPrS" are
                      service marks of Merrill Lynch & Co.

(continued from previous page)

         Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of ____% of the liquidation amount of $25 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing __________, ____ ("distributions"). The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Guarantee") to the extent described under "Description of the Guarantee" in the accompanying Prospectus. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock issued, from time to time, if any, by the Company. The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company, which aggregated approximately $____ million at ____________, ____, and rank pari passu with the Company's other general unsecured creditors.

         The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Preferred Securities. If the Company does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event, the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

         The Company has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities at any time for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of ____% per annum compounded quarterly. During any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of the receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debt Securities. If the Company exercises the right to extend an interest payment period, the Company shall not during such Extension Period (i) declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire or make a liquidation payment with respect to, any of its capital stock, or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities; provided, however, that restriction
(i) above does not apply to any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is being paid. The Company has no present intention of exercising its right to extend an interest payment period. See "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period." See "Risk Factors -- Option to Extend Interest Payment Period and Defer Payment of Interest" and "United States Federal Income Taxation -- Original Issue Discount."

        The Subordinated Debt Securities are redeemable by the Company, in whole or in part, from time to time, on or after ____________, ____ [five years after issuance of the Subordinated Debt Securities], or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Subordinated Debt Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon, including interest thereon, to the date fixed for redemption (the "Redemption Price"). See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Subordinated Debt Securities. The Subordinated Debt Securities mature on ____________, ____ [30 years after issuance of the Subordinated Debt Securities], but the maturity date may be extended only once, for up to an additional 19 years at the option of the Company, provided certain financial conditions are met. See "Description of the Subordinated Debt Securities -- Option to Extend Maturity Date" In addition, upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters, unless the Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Trust will be dissolved with the result that the Subordinated Debt Securities will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution." In certain circumstances, the Company will have the right to redeem the Subordinated Debt Securities, which would result in the redemption by the Trust of Trust Securities in the same amount on a pro rata basis. If the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debt Securities listed on the New York Stock Exchange or on such other exchange or organization as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

         In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                          SUMMARY FINANCIAL INFORMATION

         The following selected financial information should be read in conjunction with the financial statements and notes thereto incorporated by reference into this Prospectus Supplement and the accompanying Prospectus.






                                     Twelve Months                          Year Ended December 31,
                                     Ended _______                       ----------------------------
                                                       ------       ----------        ------      ----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                    As of ____________, ____
                                                       ------------------------------------------------------
                                                              Actual                      As Adjusted (1)
                                                       -----------------------        -----------------------
                                                       Amount       Percentage        Amount      Percentage
                                                       ------       ----------        ------      ----------
                                                                        (DOLLARS IN THOUSANDS)
   BALANCE SHEET DATA:
   Total assets
   Short-term borrowings (2)
   Long-term debt, including current maturities(2)

   Company Obligated Mandatorily Redeemable
   Preferred Securities of Subsidiary Trust (3) .
   Mandatory Redeemable Preferred Stock .........
   Stockholders' equity:

                                                                    As of ____________, ____
                                                       ------------------------------------------------------
                                                              Actual                      As Adjusted (1)
                                                       -----------------------        -----------------------
                                                       Amount       Percentage        Amount      Percentage
                                                       ------       ----------        ------      ----------

   Common stock and additional paid-in
   capital . . . . . . . . . . . . . .
   Unrealized gain/loss, net of tax, on debt
   securities available for sale (4) .
   Retained earnings . . . . . . . . .
Total stockholders' equity  . . . . . .
   Total capitalization  . . . . . . .

(1) Adjusted for the sale of _____ Preferred Securities (assuming the Underwriters' over-allotment option is not exercised) and $____ million of Subordinated Debt Securities and the application of the estimated net proceeds from the sale of the Subordinated Debt Securities to
         _______________.

(2) Excludes the Bank's deposit liabilities, securities sold under agreements to repurchase and Federal Home Loan Bank advances.

(3) As described in this Prospectus Supplement, the sole asset of the Trust (which is a subsidiary trust of the Company) will be approximately $____ million of Subordinated Debt Securities of the Company which will bear interest at the rate of ____% per annum, assuming the issuance of _____ million Preferred Securities.

(4) Securities classified as available for sale are those which the Bank intends to hold for an indefinite period and which may be sold in response to changes in market interest rates, changes in the security's prepayment risk, the Bank's need for liquidity, changes in the availability and yield of alternative investments, and other asset/liability management needs. Securities classified as available for sale are stated at fair value in consolidated financial statements filed with the Securities and Exchange Commission (the "Commission"). Unrealized gains or losses on debt securities available for sale are reported net of tax as a separate component of stockholders' equity, but are not included in net income. Realized gains or losses are recorded into income if and when the securities are sold.

         The following information concerning the Company, the Trust, the Preferred Securities, the Guarantee and the Subordinated Debt Securities supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus.

                                  RISK FACTORS

         Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

         The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and pari passu with obligations to, or rights of, the Company's other general unsecured creditors. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company and pari passu with the most senior preferred stock issued, from time to time, if any, by the Company. As of ___________, ____, Senior Indebtedness aggregated approximately $___ million. There are no terms in the Preferred Securities, the Subordinated Debt Securities or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Guarantee" and "Particular Terms of the Subordinated Debt Securities Issued in Connection with the Preferred Securities" in the accompanying Prospectus and "Description of the Subordinated Debt Securities - Subordination" herein.

RIGHTS UNDER THE GUARANTEE

         The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Harris Trust and Savings Bank will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

         The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Company has made a payment of principal or interest on the Subordinated Debt Securities, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Company has made a payment of principal and interest on the Subordinated Debt Securities, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities upon the maturity or redemption of the Subordinated Debt Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions (including interest thereon) on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may, after such holder makes written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against the Company to enforce the

Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would be required to rely on the enforcement by the Property Trustee of its rights as registered holder of the Subordinated Debt Securities against the Company pursuant to the terms of the Subordinated Debt Securities or, if the Property Trustee fails to enforce such rights after written notice, on the holder's right to institute a suit against the Company to enforce the Property Trustee's rights. See "Description of the Guarantee" and "Particular Terms of the Subordinated Debt Securities Issued in Connection with the Preferred Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture (as such term is defined in "Description of Subordinated Debt Securities" herein).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         The holders of a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may, after such holder makes written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters (each, an "Extension Period"). In the event that the Company exercises this right to defer interest payments, then (i) the Company must not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (ii) the Company must not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities; provided, however, that restriction (i) above does not apply to any stock dividends paid by the Company, where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that, such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities -- Distributions" and "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period."

         Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debt Securities) may be more volatile than other securities on which OID accrues but with respect to which there is no right to defer interest payments. See "United States Federal Income Taxation -- Original Issue Discount."

TAX EVENT REDEMPTION OR DISTRIBUTION

         Upon the occurrence of a Tax Event (as defined herein), the Trust will be dissolved, except in the limited circumstance described below, with the result that the Subordinated Debt Securities will be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company has the right to redeem the Subordinated Debt Securities, in whole or in part, in lieu of a distribution of the Subordinated Debt Securities by the Trust, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debt Securities are redeemed by the Company. See "Description of the Preferred Securities - Tax Event Redemption or Distribution."

         Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Tax Event, however, a dissolution of the Trust pursuant to which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United Stated Federal Income Taxation -- Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debt Securities upon the occurrence of a Tax Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution" and "Description of the Subordinated Debt Securities -- General."

LIMITED VOTING RIGHTS

         Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Regular Trustees, which voting rights are vested exclusively in the holder of the Common Securities.

TRADING PRICE

         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition as ordinary income (i.e., OID), and to add such amount to the adjusted tax basis of such Holder's pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Original Issue Discount" and "Sales of Preferred Securities."

                            RECENT OPERATING RESULTS

                                    [To Come]

                                   THE COMPANY

                                    [To Come]

NATURAL GAS SEGMENT

                                    [To Come]

FINANCIAL SERVICES SEGMENT

                                    [To Come]

                   CAPITAL EXPENDITURES AND FINANCING PROGRAMS

                                    [To Come]


                                    THE TRUST

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of August 17, 1995, executed by the Company, as sponsor (the "Sponsor"), and the trustees of the Trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 17, 1995. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

         Pursuant to the Declaration, the number of trustees of the Trust will initially be four. Two of the trustees of the Trust (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated, with the Company. The third trustee, Wilmington Trust Company, is a financial institution that maintains its principal place of business in the state of Delaware and is unaffiliated with the Company. Except as otherwise provided in the

Declaration, the Delaware Trustee's sole duty shall be to, upon the request of the other Trustees or the Company, execute any documents and maintain custody of any records required to maintain the existence of, or dissolve, the Trust under the Trust Act. The fourth trustee, Harris Trust and Savings Bank, will serve as property trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"), until removed or replaced by the Company, as the holder of all the Common Securities. Harris Trust and Savings Bank will also act as the Guarantee Trustee. See "Description of the Guarantee" in the accompanying Prospectus.

         The Property Trustee will hold title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers, and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Regular Trustee and to increase or decrease the number of the Regular Trustees; provided that, (i) the number of Regular Trustees will be at least three, and (ii) a majority will be persons who are employees or officers of, or who are affiliated with, the Company. The Company will pay all debts and obligations of the Trust (other than with respect to Trust Securities), including all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Subordinated Debt Securities -- Miscellaneous."

         The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                              ACCOUNTING TREATMENT

         The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Preferred Securities shown as a separate item below total liabilities under the caption "Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust" on the Company's consolidated statements of financial condition and as a separate item before net income (loss) under the caption "Payments on Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust" on the Company's consolidated statements of income.

         All of the assets of the Trust will be approximately $______ million of Subordinated Debt Securities of the Company which will bear interest at a rate of ___% per annum, assuming the issuance of ____ million of Preferred Securities.

                                 USE OF PROCEEDS

         All of the proceeds from the sale of the Preferred Securities will be invested by the Trust in Subordinated Debt Securities of the Company issued pursuant to the Indenture and ultimately will be used by the Company for
___________________________________.

                     DESCRIPTION OF THE PREFERRED SECURITIES

         The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Harris Trust and Savings Bank, will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

         The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default (as defined herein) the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will own the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee" in the accompanying Prospectus. The Guarantee will be held by Harris Trust and Savings Bank, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce the Property Trustee's rights under the Subordinated Debt Securities and, if the Property Trustee fails to enforce such rights, to institute a suit directly against the Company to enforce the Property Trustee's rights. See "Description of the Preferred Securities -- Voting Rights."

DISTRIBUTIONS

         Distributions on the Preferred Securities will be fixed at a rate per annum of ____% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at the rate per annum of _____% thereof compounded quarterly. The term "distribution" as used herein includes any such interest payable, unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the Preferred Securities will be cumulative, will accrue from ______, ___, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing ________, ____. When, as and if available for payment, distributions will be made by the Property Trustee, except as otherwise described below.

         The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debt Securities) during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters. In the event that the Company exercises this right, then (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (ii) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Subordinated Debt Securities; provided, however, that, the foregoing restriction (i) does not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that, such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities -- Interest" and " -- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon will be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

         Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus.

         Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees will have the right to select relevant record dates, which must be more than one Business Day prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York, Chicago, Illinois or Los Angeles, California are permitted or required by any applicable law to close.

MANDATORY REDEMPTION

        The Subordinated Debt Securities will mature on ______, ____ [30 years after issuance of the Subordinated Debt Securities], unless the maturity date is extended at the option of the Company (provided certain financial conditions are met), and may be redeemed, in whole or in part, at any time on or after ______, ____ [five years after issuance of the Subordinated Debt Securities], or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed at the Redemption Price; provided that, holders of Trust Securities are given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Subordinated Debt Securities -- Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "Book-Entry Only Issuance - - The Depository Trust Company" below.

TAX EVENT REDEMPTION OR DISTRIBUTION

         "Tax Event" means the receipt by, and upon the request of, the Regular Trustees of an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus Supplement), (iii) any interpretation or pronouncement by any such body, court, agency or authority that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or
(iv) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated or effective, or which interpretation or pronouncement is issued or announced, or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (a) the Trust is, or within 90 days of the date thereof will be, subject to United States federal income tax with respect to income accrued or received on the Subordinated Debt Securities, (b) interest payable to the Trust on the Subordinated Debt Securities is, or within 90 days of the date thereof, will not be deductible, by the Company for United States federal income tax purposes or (c) the Trust is, or within 90 days of the date thereof will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         If, at any time, a Tax Event occurs and is continuing, the Trust will, except in the limited circumstances described below, be dissolved with the result that the Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Securities, will be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided, however, that such dissolution and distribution will be conditioned on (i) the Regular Trustees receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Subordinated Debt Securities and (ii) the inability of the Company and the Trust to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities. Furthermore, if, after receipt of a Dissolution Tax Opinion by and upon the request of the Regular Trustees, (i) the Company has received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Redemption Tax Opinion") to the effect that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Subordinated Debt Securities for United States federal income tax purposes even after the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust, as described above, or (ii) the Regular Trustees have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the

Trust, the Company will have the right, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed will be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that, if at the time there is available to the Company or the Trust the opportunity to avoid, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

         If the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

         After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

         There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

         The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

         If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, then the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

         In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under "Book-Entry Only Issuance -- The Depository Trust Company."

         Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each, a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities in exchange for such Preferred Securities. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities.

         If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation

Distribution, then the amounts payable directly by the Trust on the Preferred Securities must be paid on a pro rata basis. If a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

        Pursuant to the Declaration, the Trust will terminate (i) on ______, ____ [55 years after issuance of the Subordinated Debt Securities], the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the holder of the Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Subordinated Debt Securities upon the occurrence of a Tax Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

         An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

         Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

         Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

         Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration including the right to direct the Property Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debt Securities,
(ii) waive any past Indenture Event of Default that is waivable under Section 513 of the Base Indenture (as defined herein), or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable; provided, however, that, where a consent or action under the Indenture would require the consent or act of all of the holders of the Subordinated Debt Securities, all of the holders of the Preferred Securities may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a record holder of Preferred Securities may, after such holder makes written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee must notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debt Securities. Such notice will state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee will not take any of the actions described in clauses (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

         In the event the consent of the Property Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee will request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and will vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of all of the holders of the Subordinated Debt Securities, the Property Trustee may only give such consent at the direction of the holders of all of the Trust Securities. The Property Trustee will be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debt Securities in accordance with the Declaration.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

         The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance - The Depository Trust Company" below.

         Holders of the Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

         The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal will not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal will not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

         The Trust may not consolidate, amalgamate, merge or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either (a) expressly assumes all of the obligations of the Trust under the Trust Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties of the Property Trustee as the holder of the Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or such successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

         There are no provisions which afford the holders of the Preferred Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company. There are also no provisions which require the repurchase of the Preferred Securities upon a change in control of the Company.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

         The Depository Trust Company (the "Depositary") will act as securities depository for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with the Depositary.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

         The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depository system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

         Purchases of Preferred Securities within the depository system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on the Depositary's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

         To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, the Depositary will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

         Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, the Depositary would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

         Distribution payments on the Preferred Securities will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participants and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Preferred Securities.

         The Depositary may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depository) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

PAYING AGENT

         In the event that the Preferred Securities do not remain in book-entry only form, the following provisions would apply:

         The Property Trustee will act as paying agent, and may designate an additional or substitute paying agent at any time.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

         The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.


GOVERNING LAW

         The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.


MISCELLANEOUS

         The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be (i) required to register as an "investment company" under the 1940 Act or (ii) characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the articles of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

         Holders of the Preferred Securities have no preemptive rights.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

         Set forth below is a description of the specific terms of the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of Subordinated Debt Securities set forth in the accompanying Prospectus under the captions "Description of Debt Securities" and "Particular Terms of the Subordinated Debt Securities Issued in Connection with Preferred Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Debt Securities Indenture, dated as of ______________, (the "Base Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Indenture Trustee"), as supplemented by a First Supplemental Indenture, dated as of ___________, (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as exhibits to the

Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture.

         Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event, Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution."

         If the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.


GENERAL

         The Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be limited in aggregate principal amount to approximately $_____________, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Company Payment").

         The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on ___________, ____ [30 years after issuance of Subordinated Debt Securities], subject to the election of the Company to extend the scheduled maturity date of the Subordinated Debt Securities to a date not later than ____________, ____ [49 years after issuance of Subordinated Debt Securities], which election is subject to the Company's satisfying certain financial conditions. See " -- Option to Extend Maturity Date."

         If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to the Depositary, a successor depository or, in the event that no depository is used, to a Paying Agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt

Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided that, payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

SUBORDINATION

         The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company. No payment of principal (including redemption and sinking fund payments), premium, if any, or interest on the Subordinated Debt Securities may be made (i) if any, Senior Indebtedness of the Company is not paid when due,
(ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) if the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

         The term "Senior Indebtedness" means, with respect to the Company, Debt of the Company, except for (1) any such Debt that is by its terms subordinated to or pari passu with the Subordinated Debt Securities and (2) any Debt (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of preferred securities or other similar securities. The term "Debt" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

         The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of ______________, ____, Senior Indebtedness of the Company aggregated approximately $__________ million.

OPTIONAL REDEMPTION

         The Company shall have the right to redeem the Subordinated Debt Securities, in whole or in part, from time to time, on or after ______________, ____ [five years after issuance of Subordinated Debt Securities], or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Tax Event Redemption or Distribution," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Subordinated Debt Securities in whole.

INTEREST

         Each Subordinated Debt Security will bear interest at the rate of ___% per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing ____________, ____, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debt Securities do not remain in book-entry only form, the Company has the right to select record dates, which must be more than one Business Day prior to the Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND MATURITY DATE

         The maturity date of the Subordinated Debt Securities is ___________, ____ [30 years after issuance of the Subordinated Debt Securities] (the "Stated Maturity Date"). The Company, however, may, before the Stated Maturity Date, extend such maturity date no more than one time for up to an additional 19 years from the Stated Maturity Date; provided that (i) the Company is not in bankruptcy or otherwise insolvent, (ii) the Company is not in default on any Subordinated Debt Securities issued to the Trust or to any other trust or to any trustee of the Trust or any other trust in connection with an issuance of Trust Securities by the Trust or any other trust, (iii) the Company has made timely payments on the Subordinated Debt Securities for the immediately preceding 18 months without deferrals, (iv) the Trust is not in arrears on payments of distributions on the Preferred Securities, (v) the Subordinated Debt Securities are rated in one of the four highest rating categories by any one of Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and (vi) the final maturity of the Subordinated Debt Securities is not later than the 49th anniversary of the issuance of the Preferred Securities. Pursuant to the Declaration, the Regular Trustees are required to give notice of the Company's election to extend the Stated Maturity Date to the holders of the Preferred Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         The Company has the right at any time, and from time to time, during the term of the Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, the Company must pay all interest then accrued and unpaid (including any Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided that, during any such Extension Period, (i) the Company shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase or acquire or make a liquidation payment with respect to, any of its capital stock and (ii) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities; provided, however, that, the foregoing restriction (i) does not apply to any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is paid.

         Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms described in this section. No interest during an Extension Period, except at the end thereof, is due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. If the Property Trustee is the sole holder of the Subordinated Debt Securities, the Company is required to give the Regular

Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees must give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee is not the sole holder of the Subordinated Debt Securities, the Company must give the holders of the Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date on which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

         If at any time the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in such case, the Company will pay as additional interest on the Subordinated Debt Securities ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

EQUAL AND RATABLE SECURITY

         Pursuant to the Indenture, the Company will not create, incur, issue or assume any Debt secured by any lien on any property or assets owned by the Company, and the Company will not create, incur, issue or assume any Debt secured by any lien on any shares of stock of any subsidiary of the Company (such shares of stock being called "Restricted Securities"), unless (i) in the case of Debt which is expressly by its terms subordinate or junior in right of payment to the Subordinated Debt Securities, the Subordinated Debt Securities are secured by a lien on such property, assets or Restricted Securities that is senior to such other lien, or (ii) in the case of liens securing Debt that is ranked pari passu with the Subordinated Debt Securities, the Subordinated Debt Securities are secured by a lien on such property, assets or Restricted Securities that is equal and ratable with such other lien; provided, however, that nothing contained in the Indenture shall apply to or prevent the creation of: (1) existing liens on any property or indebtedness of any entity which is merged with or into or consolidated with the Company; (2) liens in favor of the United States of America, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such liens, including, without limitation, liens to secure

Debt of the pollution control or industrial revenue bond type; (3) liens to secure loans to the Company which mature within twelve months from the creation thereof and which are made in the ordinary course of business; (4) liens on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration or drilling for, or development of, oil or gas reserves or laying a pipeline or to secure Debt incurred to provide funds for any such purpose; (5) Liens on moneys or U. S. Government Obligations deposited with the Trustee pursuant to the Indenture; and (6) liens for the sole purposes of extending, renewing or replacing, in whole or in part, liens securing Debt of the type referred to in the foregoing clauses (1) through (4) inclusive or this clause (6); provided, however, that the principal amount of Debt so secured at the time of such extension, renewal or replacement shall not be increased, and that such extension, renewal or replacement will be limited to all or part of the property or indebtedness which secured the lien so extended, renewed or replaced (plus improvements on such property).

INDENTURE EVENTS OF DEFAULT

         If any Indenture Event of Default occurs and is continuing, the Property Trustee, as the holder of the Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities. See "Description of Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Preferred Securities -- Declaration Events of Default" and "Voting Rights."

BOOK-ENTRY AND SETTLEMENT

         If distributed to holders of Preferred Securities in connection with the involuntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Tax Event, the Subordinated Debt Securities will be issued in the form of one or more global securities registered in the name of the Depositary or its nominee (each, a "Global Security"). Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. See " -- Discontinuance of the Depositary's Services". The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such Global Security.

         Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities is exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

         If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Subordinated Debt Securities. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depository in the event the Depositary or such successor depository is unable or unwilling to continue as a depository for the Global Securities.

         None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

         A Global Security is exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depository and no successor depository shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security is so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence is exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

         The Indenture provides that the Company will pay all debts and obligations of the Trust (other than with respect to Trust Securities), including all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Regular Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company.

                        EFFECT OF OBLIGATIONS UNDER THE
                 SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

         As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

         As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities, (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities, (iii) the Company is required to pay all, and the Trust is not be obligated to pay, directly or indirectly, any, costs and expenses of the Trust, and (iv) the Declaration further provides that the Regular Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

         Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

         If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may, after such holder makes written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Company, under the Guarantee, acknowledges that the Guarantee Trustee will enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may, after such holder makes written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Company and the Trust believe that the rights of the holders of the Preferred Securities and the obligations of the Company under the Declaration, the Guarantee, the Preferred Securities, the Common Securities, the Indenture and the Subordinated Debt Securities collectively provide the substantial equivalent of a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of the Guarantee -- General" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

         The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (with possible retroactive effect) and possible differing interpretations. This discussion deals only with Preferred Securities held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Preferred Securities as a hedge against currency risks or as a position in a "straddle" for tax purposes or as part of a "conversion transaction," or persons whose functional currency is not the United States dollar. This discussion also does not deal with holders other than the original purchasers of the Preferred Securities or with holders who are not U.S. Holders (as defined below). Persons considering the purchase of Preferred Securities should consult their tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Preferred Securities arising under the laws of any other taxing jurisdiction.

         As used herein, the term "U.S. Holder" means a beneficial owner of a Preferred Security that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source, or (iv) any other person whose income or gain in respect of a Preferred Security is effectively connected with the conduct of a United States trade or business. As used herein, the term "Non-U.S. Holder" means a holder of a Preferred Security that is not a U.S. Holder.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Preferred Securities, O'Melveny & Myers, counsel to the Company and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each U.S. Holder of a Preferred Security will be considered the owner of an undivided interest in the Subordinated Debt Securities, and each U.S. Holder will be required to include in its gross income the OID accrued with respect to its allocable share of those Subordinated Debt Securities.

CLASSIFICATION OF THE SUBORDINATED DEBT SECURITIES

         Although not entirely free from doubt, the Company believes, after consultation with counsel, that the Subordinated Debt Securities should be classified for United States federal income tax purposes as indebtedness. No assurance can be given that such position will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The Company intends to take the position that the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness, and by acceptance of a Trust Security, each holder covenants to treat the Subordinated Debt Securities as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Subordinated Debt Securities. The remainder of this discussion assumes that the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company.

ORIGINAL ISSUE DISCOUNT

         Because the Company has the option, under the terms of the Subordinated Debt Securities, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Subordinated Debt Securities will be treated as OID. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a U.S. Holder's taxable interest income with respect to the Subordinated Debt Securities will be accounted for as OID, and actual distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues for any quarter will approximately equal the amount of the interest that accrues on the Subordinated Debt Securities in that quarter at the stated interest rate. In the event that the interest payment period is extended, U.S. Holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of an Extension Period on an economic accrual basis over the length of the Extension Period, even though no payments of stated interest are being made.

         Corporate U.S. Holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

         U.S. Holders other than those who purchase the Preferred Securities upon their original issuance, may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount, premium or acquisition premium as such phrases are defined for United States federal income tax purposes. Such U.S. Holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

         Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Tax Event Redemption or Distribution," Subordinated Debt Securities may be distributed to U.S. Holders in exchange for the Preferred Securities and in liquidation of the Trust.
Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each U.S. Holder, and each U.S. Holder would receive an aggregate tax basis in the Subordinated Debt Securities equal to such U.S. Holder's aggregate tax basis in its Preferred Securities. A U.S. Holder's holding period in the Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such U.S. Holder.

         Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Tax Event Redemption or Distribution", the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to U.S. Holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a U.S. Holder would recognize gain or loss as if it had sold such redeemed Preferred Securities for cash. See "United States Federal Income Taxation -- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

         A U.S. Holder that sells a Preferred Security will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A U.S. Holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by the amount of OID previously includible in such U.S. Holder's gross income to the date of disposition and decreased by the amount of payments received on the Preferred Securities (whether denominated as interest or principal). Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A U.S. Holder that disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition as OID, and to add such amount to the adjusted tax basis of such U.S. Holder's pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than such U.S. Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such U.S. Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-U.S. HOLDERS

         This discussion does not address the tax consequences of the acquisition, ownership or disposition of a Preferred Security by a Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors concerning these matters.

INFORMATION REPORTING TO U.S. HOLDERS

         Subject to the qualifications discussed below, income on the Preferred Securities will be reported to U.S. Holders on Forms 1099, which forms should be mailed to U.S. Holders of Preferred Securities by January 31 following each calendar year.

         The Trust will be obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the OID related to the Subordinated Debt Securities that accrued during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Underwriters have indicated to the Trust that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their Preferred Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

         Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of, and proceeds from the sale of Preferred Securities, or Subordinated Debt Securities distributed to Holders of Preferred Securities who are not "exempt recipients" or who fail to comply with certain procedures for providing certain identifying information (such as the Holder's taxpayer identification number) in the required manner.

         Any amounts withheld under the backup withholding rules from a payment to a Holder would be allowed as a refund or a credit against such Holder's United States federal income tax provided the required information is furnished to the Internal Revenue Service.


THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE,

LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom _______________________ are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.





                                                                Number of
                 Underwriters                             Preferred Securities
                 ------------                             --------------------
         Total                                                    -----


         The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $____ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $____ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representative.

         Because the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company will pay as compensation ("Underwriters' Compensation") to the Underwriters for their services an amount in New York Clearing House (next day) funds of $_______ per Preferred Security (or $____________ in the aggregate) for the accounts of the several Underwriters; provided that such compensation for sales of 10,000 or more Preferred Securities to a single purchaser will be $______ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters Compensation will be less than the aggregate amount specified in the preceding sentence.

         The Trust and the Company have granted the Underwriters an option exercisable for 30 days after the date of this Prospectus Supplement to purchase up to an aggregate of _______, additional Preferred Securities at the initial public offering price per Preferred Security solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Preferred Securities to be purchased by each of them, as shown in the foregoing table, bears to the total Preferred Securities offered.

         During a period of 30 days from the date of the Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or equity securities substantially similar to the Preferred Securities (except for the Subordinated Debt Securities and the Preferred Securities offered hereby).

         The Preferred Securities have been approved for listing upon designation of issuance on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30 day period after the initial delivery of the Preferred Securities. The Representatives have advised the Trust that it intends to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

         Prior to this offering there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

         The Trust and the Company have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

         The validity of the Preferred Securities, the Subordinated Debt Securities, the Guarantee and certain matters relating thereto will be passed upon for the Company by O'Melveny & Myers and for the Trust by Skadden, Arps, Meagher & Flom. Certain legal matters will be passed upon for the Underwriters by Winthrop, Stimson, Putnam & Roberts.

Certain United States federal income taxation matters will be passed upon for the Company and the Trust by O'Melveny & Myers.





                                      S-43